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                                                                     EXHIBIT 5.1


                            BASS, BERRY & SIMS PLC
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW

                       315 DEADERICK STREET, SUITE 2700
                        NASHVILLE, TENNESSEE 37238-0002
                                (615) 742-6200

      KNOXVILLE OFFICE:                                   MEMPHIS OFFICE:
900 SOUTH GAY STREET, SUITE 1700                    THE TOWER AT PEABODY PLACE
     KNOXVILLE, TN 37902                           100 PEABODY PLACE, SUITE 950
       (423) 521-6200                                  MEMPHIS, TN 38103-2625
                                                          (901) 543-5900


                                 March 30, 2000


AmSurg Corp.
20 Burton Hills Boulevard
Nashville, Tennessee 37215

               RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

               We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1997 Stock Incentive Plan, as amended (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 470,000 shares (the "Shares") of common stock, no par value, issuable pursuant to the Plan.

               In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

               Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,


                                                /s/ Bass, Berry & Sims PLC